Exhibit 10.34

Lakeland (Beijing) Safety Products Co., Ltd. June 1, 2015 – May 31, 2017

Unit 503, Building B, Sinolight Plaza

No. 4 Wangjing Qiyang Road, Chaoyang District

Beijing 100102 PRC

Summary as below:

Lessor: China National Pulp and Paper Research Institute,

Lessee: Lakeland (Beijing) Safety Products Limited

1.	Extended lease period: 1 year from 06/01/2015 – 05/31/2017
2.	Rent : RMB 22,192/MONTH - USD $42,167 YEARLY
3.	Office area : 2,067 sq feet
4.	Security Deposit: RMB 66,576
5.	Rate: 3.85RMB/Day/ per sqm